Filed pursuant to
Rule 424(b)3
Registration No.
333-148098

PROSPECTUS

2,900,000 SHARES COMMON STOCK

XTREME LINK, INC.

This prospectus relates to the resale by certain selling stockholders of up to 2,900,000 shares of our common stock, $.001 par value. The selling stockholders will offer and sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

We will not receive any of the proceeds from shares sold by selling stockholders. No person has agreed to underwrite or takedown any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold. The shares offered by the selling stockholders will be sold at $0.10 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling stockholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 14, 2007

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TABLE OF CONTENTS

Page

SUMMARY FINANCIAL INFORMATION	1
THE OFFERING	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DIVIDEND POLICY	12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13
DILUTION	13
SELLING SHAREHOLDERS	13
PLAN OF DISTRIBUTION	17
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
DESCRIPTION OF SECURITIES	20
INTERESTS OF NAMED EXPERTS AND COUNSEL	21
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21
DESCRIPTION OF BUSINESS	22
NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	25
DESCRIPTION OF PROPERTY	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29
EXECUTIVE COMPENSATION	31
FINANCIAL STATEMENTS	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	33
AVAILABLE INFORMATION	33

iii

GENERAL

As used in this Prospectus, references to “the Company,” “Xtreme Link” “we,”“our,” “ours” and “us” refer to Xtreme Link, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

WHERE YOU CAN FIND US

Our principal offices are located at 21-10405 Jasper Avenue, Edmonton, Alberta, T5J 3S2, Canada.  Our telephone and fax numbers are (780) 669-7909 and (780) 401-3100.

CORPORATE BACKGROUND AND OUR BUSINESS

We were incorporated on June 22, 2006 under the laws of the State of Nevada.

On June 22, 2006 we entered into an agreement with our President, Mr. Terry Hahn, whereby we acquired the rights to a patent pending in the United States (the “Patent Pending”) on a bicycle drive shaft.  We intend to commence business operations by commercializing the bicycle drive shaft which we envision will replace the bicycle chain. We intend to license, manufacture and market our product, the bicycle drive shaft, and to commence commercializing our product irrespective of whether the patent application is successful or not. We intend to license, manufacture and market our product, the drive shaft.  Our business strategy is to license our product to bicycle manufacturers, who in turn will manufacture our product under license for inclusion in their own product.  In addition, we plan to outsource the manufacturing of our product to third party manufacturers and thereafter, we plan to sell our product to bicycle manufacturers.  As of the date hereof, we have not entered into licensing agreements with any party, whether foreign or domestic, to manufacture our product, or to supply the replacement market.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Data

August 31, 2007
Cash	$28,496
Patent Pending	$5,000
Total Assets	$33,496
Liabilities	$577
Total Stockholders’ Equity	$32,919

Statement of Loss and Deficit

From Inception on June 22, 2006 to August 31, 2007
Revenue	$0
Net Loss	$15,081

THE OFFERING

Securities Being Offered	Up to 2,900,000 shares of common stock in Xtreme Link, Inc.

Initial Offering Price
The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or, privately negotiated prices.  This price was arbitrarily determined by Xtreme Link, Inc.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 2,900,000 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares.  The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	7,900,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	7,900,000 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to Our Business

WE HAVE NOT BEEN GRANTED A PATENT ON OUR PRODUCT THE BICYCLE DRIVE SHAFT AND WE MAY NEVER BE SUCCESSFUL IN GETTING OUR PRODUCT PATENTED

We acquired the rights to a patent application pending in the Unites States, referred to as a “Patent Pending”. “Patent Pending” is the term used to describe an alleged invention that is subject to a patent application. To date, we have not been granted a patent our product, the bicycle drive shaft, and there is no assurance that we will ever be granted a patent on our product. If we are unsuccessful in obtaining a patent for our product we face the risk of increased competition as our competitors may copy our product.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR FINANCIAL POSITION AND OUR BUSINESS PLAN.

We are a development stage company with no operating history. We have not generated any revenues to date. Accordingly, there is no operating history by which you may evaluate the likelihood of our success or our ability to exist as a going concern. We may not be able to generate sufficient revenues to become profitable. In addition, we may never secure the funding necessary to begin operations. We have no agreements, commitments or understandings to secure this funding.

OUR REVENUES AND EARNINGS COULD CONTINUE TO BE NEGATIVELY AFFECTED IF WE CANNOT ANTICIPATE MARKET TRENDS, ENHANCE OUR PRODUCT AND ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCT

Our ability to succeed as a company is dependent to a large part on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, including the introduction of new or updated products at prices acceptable to  customers. We believe that our ability to produce additional product lines will provide diversification of our products. Our ability to achieve market acceptance for these products will depend upon our ability to:

▪	establish a strong and favorable brand image;
▪	establish a reputation for high quality; and
▪	to develop our network of independent dealers to sell our product.

        The demand for and market acceptance of our product is subject to substantial uncertainty. Because the market for our product is new and evolving, we cannot predict the size and future growth rate, if any, of this market. We also can give you no assurance that the market for our product will develop or that large demand for such will emerge or be sustainable. In addition, we may incur significant costs in our attempt to establish market acceptance for our product.

WE FACE SUBSTANTIAL COMPETITION FROM A NUMBER OF MANUFACTURERS AND MAY NOT BE ABLE TO PENETRATE THE MARKET BECAUSE OF THE ESTABLISHED MANUFACTURING CAPABILITIES, MARKET POSITION AND BRAND RECOGNITION OF MANY OF OUR COMPETITORS.

The worldwide market for bicycle parts and accessories is extremely competitive and we face strong competition from a number of manufacturers that manufacture products similar to ours.  Most of our competitors are larger and have greater resources than we have. Competition in the bicycle parts products industry is based primarily on perceived value, brand image, performance features, product innovation and price. We may not be successful in the bicycle market if we cannot compete on:

▪	the breadth and quality of our product;
▪	the continued development and maintenance of an effective bicycle manufacturer and retailer network;
▪	brand recognition; and
▪	price.

WE HAVE LIMITED EXPERIENCE WITH BICYCLE PARTS MANUFACTURING AND OPERATIONS.

We have limited experience in designing and manufacturing bicycle parts. This may lead to unforeseen expenses and delays in manufacturing and selling our product. For example, although we conduct significant testing of our product, such could contain unforeseen defects. These defects could result in costly product recalls, product liability claims and damage to our brand name. In addition, we may encounter significant difficulties and incur unforeseen expenses in manufacturing our product on a timely basis  and in the commercial quantities necessary.

OUR PRODUCTS COULD CONTAIN DEFECTS CREATING PRODUCT RECALLS AND WARRANTY CLAIMS THAT COULD MATERIALLY ADVERSELY AFFECT OUR FUTURE SALES AND PROFITABILITY.

Our products could contain unforeseen defects. These defects could give rise to product recalls and warranty claims. A product recall could delay or halt production of our product until we are able to address the reasons for any defects. Recalls may also have a materially negative effect on our brand image and public perception of our product. This could materially adversely affect our future sales. Recalls or other defects would be costly and could require substantial expenditures.

Unanticipated defects could also result in product liability litigation against us. Given the nature of our product, we expect that any defect in our product will result in product liability claims that, in the absence of sufficient insurance coverage, could have a material adverse effect on us. Although we currently maintain liability insurance coverage, this coverage may be inadequate to cover all product liability claims.  Any large product liability claim could materially adversely affect our ability to effectively market our products.

DISCRETIONARY CONSUMER SPENDING MAY AFFECT PURCHASES OF OUR PRODUCTS AND IS AFFECTED BY VARIOUS ECONOMIC CONDITIONS AND CHANGES.

Purchases of bicycles and bicycle parts and accessories are considered discretionary for consumers. Our success will be influenced by a number of economic factors affecting discretionary consumer spending, including:

▪	employment levels;
▪	business conditions;
▪	interest rates;
▪	general level of inflation; and
▪	taxation rates.

Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the patent application, licensing, manufacturing and marketing of a bicycle drive shaft.  We have not generated any revenue from operations to date.

At August 31, 2007, we had cash on hand of $28,496.  We expect to incur approximately $6,500 per month in business, marketing and administrative expenses.  We expect that we will only be able to continue operations for four months if additional funding is not obtained.  Any additional funding obtained will be used for general administrative expenses, costs relating to the filing of our registration statement and business costs relating to negotiating licensing and manufacturing agreements and marketing costs.  In the eights months thereafter, we will require approximately an additional $50,000 for additional marketing and administrative expenses.

We will not be able implement our business plan without obtaining additional financing.  If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment.  If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly.  There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.  In addition, we may never secure the funding necessary to begin operations. We have no agreements, commitments or understandings to secure any funding.  It is anticipated that any funding made available to us would be through the sale of additional shares of common stock, which could result in dilution to existing shareholder.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on June 22, 2006 and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this Prospectus and have incurred total losses of $15,081 from the date of our incorporation to August 31, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to our lack of operating history.  To date, our business development activities have consisted solely of organizational activities.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that business operations will commence in the near future, if at all.

IF WE FAIL TO EFFECTIVELY MANAGE OUR GROWTH OUR FUTURE BUSINESS RESULTS COULD BE HARMED AND OUR MANAGERIAL AND OPERATIONAL RESOURCES MAY BE STRAINED.

As we proceed with the commercialization of our product, the bicycle drive shaft, we expect to experience significant growth in the scope and complexity of our business.  We will need to add staff to market our product, manage operations, handle sales and marketing efforts and perform finance and accounting functions.  We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our product.  This growth is likely to place a strain on our management and operational resources.  The failure to develop and implement effective systems or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

WE ARE DEPENDENT ON OUR SOLE DIRECTOR AND OFFICER.

We are dependent upon the services of Mr. Terry Hahn, our sole director, executive officer and employee to carry out our plan of operations.  The loss of the services of Mr. Hahn could have a detrimental impact on our ability to execute our business plan and succeed in commercializing our product.  If we should lose the services of Mr. Hahn, we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations, which would entail additional costs for the Company.  We do not maintain any key man insurance on Mr. Hahn.

AS WE HAVE NOT YET ESTABLISHED ANY SALES OF OUR PRODUCT THERE CAN BE NO ASSURANCE THAT WE WILL EVER ACHIEVE REVENUES.

Our plan of operation is focused on commercialization of our product, the bicycle drive shaft.  Our ability to achieve significant revenues and future profitability will depend on our ability to successfully license, manufacture and market our product.  There is no assurance that we will be able to successfully generate sales of our product and thus, we are unable to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations.  Potential investors should consider the difficulties normally encountered in developing and commercializing new product, and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake.  If we are unsuccessful in addressing these risks, we will not achieve revenues and our business will most likely fail.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE BICYCLE OR BICYCLE COMPONENT BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director and officer has no experience in the bicycle and bicycle component business.  In addition, we do not have any employees with experience in this business.  As a result, we may not be able to recognize and take advantage of product and market trends in the sector and we may be unable to accurately predict consumer demand.  Our director’s decisions and choices may not take into consideration all aspects of our business which will directly affect the financial success of the Company, which may suffer irreparable harm as a result.

WE WILL DEPEND UPON A THIRD PARTY SUPPLIER FOR THE MANUFACTURE OF OUR PRODUCT AND ANY DISRUPTION FROM SUCH A SUPPLIER COULD PREVENT US FROM DELIVERING OUR PRODUCT TO OUR CUSTOMERS WITHIN REQUIRED TIMEFRAMES.

We do not have the internal ability to manufacture our own product.  Accordingly, we anticipate outsourcing our manufacturing activities to third party manufacturers. To date no such manufacturers have been identified by us and there can be no assurance that third party manufacturers will be retained, or if retained, will be able to produce our product in the quantities we require or on a timely basis.  Should we be unable to source our product in the quantities we require on a timely basis we will either be required to find another third party manufacturer, which may be very difficult to do, or run the risk of not responding to market demands on a timely basis.  This could harm our customer relationships and negatively affect our operating results.

WE MAY LOSE OUR COMPETTATIVENESS IF WE ARE NOT ABLE TO PROTECT OUR PATENT AGAINST INFRINGEMENT AND RELATED LITIGATION MAY BE TIME CONSUMING AND COSTLY.

Our success and ability to compete depends to a significant degree on the success of our pending patent application.  If any of our competitors copy or otherwise gain access to our patent or develop a similar patent, we may not be able to compete as effectively.  The measures we have implemented to protect our patent are currently based upon a combination of a patent application and trade secrets.  These measures, however, may not be adequate to prevent the unauthorized use of our patent or the duplication of our product by other parties.  Further, the laws of foreign countries may provide inadequate protection for our patent.  We may need to bring legal claims to enforce or protect our patent.  Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company’s resources.  In addition, notwithstanding our rights to our patent, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our patent is not valid.  Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our patent, and would result in additional expenses for the Company.

ALL OF OUR ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND OUR OFFICER AND DIRECTOR RESIDES OUTSIDE OF THE UNITED STATES WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO ENFORCE, WITHIN THE UNITED STATES, JUDGEMENTS OBTAINED AGAINTS US OR OUR OFFICER AND DIRECTOR.

Although we are incorporated under the laws of the State of Nevada we operate from Edmonton, Canada.  Our sole officer and director resides outside of the United States.  As a result, it may be difficult for investors to enforce judgments that are obtained in the United States against us or our officer and director in any action, including actions predicated upon civil liability provisions of federal securities laws.  In addition, all of our assets are located outside of the United States and it may be difficult to enforce United States bankruptcy proceedings against us.  Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever it is located, including property situated in other countries.  Courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction.  Accordingly, any person  may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with all of its property located outside the United States.  Any orders or judgments of a bankruptcy court obtained by any person in the United States may not be enforceable.

ANY ADDITIONAL FUNDING WE ARRANGE INVOLVING THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of the Company’s common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor’s shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending August 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008.  Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of August 31, 2008.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

Upon becoming a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these costs will range up to $20,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Relating to Our Common Stock

WE HAVE NOT PAID DIVIDENDS AND DO NOT FORESEE PAYING DIVIDENDS IN THE FUTURE.

Payment of dividends on our common stock is within the discretion of the Company’s board of directors and will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors.  We have no plan to declare any dividends in the foreseeable future.

FOR REASONS OUTSIDE OUR CONTROL, OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations offered by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology and products;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic partner or relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you should consider all of these factors to be material.  Our stock price may fluctuate widely as a result of any of the above-listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

BECAUSE OUR PRESIDENT OWNS 63.29% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Terry Hahn, our President and Director, owns approximately 63.29% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and a change in control.  The interests of Mr. Hahn may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

Currently, our stock is not listed on any public market, exchange, or quotation system.  Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the OTC Bulletin Board, or, if traded, a public market may not materialize.  Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board maintained by the FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance as to whether such market maker’s application will be accepted by the FINRA.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether any market for our shares will develop or of the prices at which our common stock will trade.  If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

BECAUSE WE WILL BE SUBJECT TO “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OTCBB, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the NASDAQ).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules described above, the Financial Institutions Regulating Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and therefore have an adverse effect on the market for our shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management.  Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking.  Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and assuming we secure the qualifications for quotation, thereafter, at prevailing market prices or privately negotiated prices.  This price was arbitrarily determined by us.

DIVIDEND POLICY

We have not paid any dividends on our common stock.  We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no market for our securities, including our common stock being offered herein, and there has never been a market for our common stock.  As of December 3, 2007, there were 30 record holders of stock of our common stock.

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans.  As of December 3, 2007, 7,900,000 shares of common stock are issued and outstanding, including the 2,900,000 shares of common stock which have been registered for resale in this prospectus.  There are currently no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

We agreed but are not committed to register for resale shares of common stock owned by the selling shareholders listed below.  The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this prospectus.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby.  The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The information in the table below is current as of the date of this prospectus.  All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information.  The selling shareholders are not making any representation that any shares covered by the prospectus will be offered for sale.  The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling shareholders has held any position or office with us, nor are any of the selling shareholders associates or affiliates of any of our officers or directors.  Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.  No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.  In addition, the selling stockholders purchased the stock from us in the ordinary course of business.  As the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days.  The “Number of Shares Beneficially Owned after the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering(1)	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Ryan Hanson 325 Kline Cres. Edmonton, Alberta T6L 6K8 Canada	100,000	100,000	0	0
Brendan Sledz 3423 143 Ave. Edmonton, Alberta T5Y 1H6 Canada	100,000	100,000	0	0
Erin Dillman PO Box 23 Site 330, RR 3 STN Main Stony Plain, Alberta T7Z1X3 Canada	100,000	100,000	0	0
Russel McAllister 9615 64th Ave. Edmonton, Alberta T6E 0J2 Canada	100,000	100,000	0	0
Carly Hagel 1412 107 Ave., Calgary, Alberta T2W 0B9 Canada	100,000	100,000	0	0
Susan Hahn 1201 9943 110 St. Edmonton, Alberta T5K 2N5 Canada	100,000	100,000	0	0
Gerald Majeau 15202 98 Ave. Edmonton, Alberta T5P 0G4 Canada	100,000	100,000	0	0
Jacqueline Hagel 1412 107 Ave., Calgary, Alberta T2W 0B9 Canada	100,000	100,000	0	0

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering(1)	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Pierre Duperron 11432 53 Ave. Edmonton, Alberta T6H 0S8 Canada	100,000	100,000	0	0
Christine Didur 11710 125 St. Edmonton, Alberta T5M 0N6 Canada	100,000	100,000	0	0
John Fung 820 112A St. Edmonton, Alberta T6J 6W3 Canada	100,000	100,000	0	0
Lee Goodyear RR # 1 Site 120 C-30 Cornel, Alberta T0E 0H0 Canada	100,000	100,000	0	0
Chris Calkins 307 4510 106 St. Edmonton, Alberta T6H 4X2 Canada	100,000	100,000	0	0
Cory Lynch 639 88th St., Edmonton, Alberta T6X 1E1 Canada	100,000	100,000	0	0
Keith Squires 1024 Knottwood Road, Edmonton, Alberta T6K 3R4 Canada	100,000	100,000	0	0
Ricky Dickison 15708-119 St. Edmonton, Alberta T5X 2P5 Canada	100,000	100,000	0	0
Jason Jessome 268 Primrose Gardens Edmonton, Alberta T5T 0R1 Canada	100,000	100,000	0	0
Justin Sinclair-Cole 201-7933-82 Ave. Edmonton, Alberta T6C 0Y1 Canada	100,000	100,000	0	0
Chad Stang PO Box 363, Macklin, Saskatchewan, S0L 2C0 Canada	100,000	100,000	0	0
Darrell Cross 14423-131 St. Edmonton, Alberta T6V 1G8 Canada	100,000	100,000	0	0

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering(1)	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Matt Gallant 7739-78 Ave. Edmonton, Alberta T6C 0M8 Canada	100,000	100,000	0	0
Robert Gliener 7616-172A St. Edmonton, Alberta T5T 0E2 Canada	100,000	100,000	0	0
Sheldon Allen 10508-60A Ave. Edmonton, Alberta T6H 1K2 Canada	100,000	100,000	0	0
Brad Kobylnyk 5708-90 Ave. Edmonton, Alberta T6B 0N9 Canada	100,000	100,000	0	0
Craig Taylor 9739-70 Ave. Edmonton, Alberta T6E 0V4 Canada	100,000	100,000	0	0
William Wallace Halloway 319 Gibb Close Edmonton, Alberta T5T 6W8 Canada	100,000	100,000	0	0
Richard Burton 10615-76 St. Edmonton, Alberta T6A 3B5 Canada	100,000	100,000	0	0
Jesse Hahn 11107-50th Ave. Edmonton, Alberta T6H 0J1 Canada	100,000	100,000	0	0
Mel Hahn PO Box 1538, Hanna, Alberta T0J 1P0 Canada	100,000	100,000	0	0
Total	2,900,000	2,900,000	0	0

(1)
Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders.

We have the following relationships amongst our shareholders:

1.	Susan Hahn is Mr. Terry Hahn’s mother;

2.	Jacqueline Hagel is Mr. Terry Hahn’s cousin;

3.	Pierre Duperon is Mr. Terry Hahn’s brother in law;

4.	Jesse Hahn is Mr. Terry Hahn’s nephew;

5.	Mel Hahn is Mr. Terry Hahn’s brother.

PLAN OF DISTRIBUTION

Our common stock is not currently quoted on any market. No market may ever develop for our common stock, or if a market develops, it may not be sustained in the future. Accordingly, our shares should be considered totally illiquid.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

We are in the process of applying to have our shares of common stock registered on the OTC Bulletin Board.  We anticipate that once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any such market.

The selling shareholders will initially sell up to 2,900,000 of our shares at $0.10 per share until such time as our shares are quoted on the OTC Bulletin Board, and assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.  Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933.

We are relying upon Rule 3a4-1 of the Securities Act of 1933, as amended, to deem such persons not associated with us as brokers. None of such persons are registered broker-dealers or affiliates of broker-dealers, and in the event and to the extent that members of our management sell shares, no commissions or other remuneration based either directly or indirectly on transaction in securities will be paid to such persons. In addition, such persons conduct their selling activity in accordance with paragraph (a) (4) (ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

To our knowledge, there are no pending or threatened legal proceedings against us.  Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Name	Age	Office
Mr. Terry Hahn	53	President, Chief Executive Officer, Principal Accounting Officer, Treasurer, Secretary and Director

Mr. Terry Hahn, 53, has serves as our President, CEO, Chief Financial Officer, Treasurer and Secretary since the Company’s inception.  He is also our sole director. Mr. Hahn graduated with a Bachelor of Science in Electrical Engineering at the University of Alberta in 1977. From 1978 to 1981 he was employed by Edmonton Power at its Rossdale Generating Plant.  His duties included scheduling ectrical generation for the City of Edmonton, plant control and management and electrical distribution. During his employment at Edmonton Power he attained certification as a Professional Engineer with the Association of Professional Engineers, Geologists and Geophysicists of Alberta.  From 1981-1986 he worked in the music industry. During his employment in the music industry he set up a recording studio that still operates. From 1986 to date Mr. Hahn conducts various business activities through his company Frontline Management & Consulting Ltd.  Frontline Management & Consulting Ltd is involved in property holding and management, business start-ups and management, investment research, and consulting. In partnership with four others, he set up a national chain of 80 multi media retail stores, that was bought out in 1993.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual stockholder meeting or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title Of Class	Name And Address of Beneficial Owner	Amount Of Beneficial Ownership	Percent of Class
Common Stock	Terry Hahn President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director 21-10405 Jasper Avenue, Edmonton, Alberta, T5J 3S2, Canada	5,000,000	63.29%
Common Stock	All Officers and Directors as a group that consists of 1 person	5,000,000	63.29%

The percent of class is based on 7,900,000 shares of common stock, par value $0.001 per share, issued and outstanding as of the date of this prospectus, all of which were fully paid and non-assessable.  Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. As of the date of this Prospectus, there were no shares of preferred stock issued and outstanding.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

As of date of this prospectus, there were 7,900,000 shares of our common stock issued and outstanding that is held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

We do not currently have a transfer agent.  We are currently in the process of identifying potential transfer agents and plan to select one prior to going effective.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements included in this prospectus and the registration statement have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Organization within Last Five Years

We were incorporated on June 22, 2006 under the laws of the state of Nevada.  On that date, Terry Hahn was appointed as our director.  As well, Mr. Hahn was appointed as our president, chief executive officer, secretary and treasurer.

DESCRIPTION OF BUSINESS

In General

We intend to commence business operations by commercializing a bicycle drive shaft which could replace the bicycle chain.  We intend to license, manufacture and market our product, the bicycle drive shaft.  Our business strategy is to license our product to bicycle manufacturers.  The manufacturers will manufacture our product under license for inclusion in their own product.  In addition, we plan to outsource manufacturing of our product to third party manufacturers, after which we plan to sell our product to bicycle manufacturers.  As of the date hereof, we have not entered into any agreements with any manufacturers for the production of our product.

Patent Pending

On June 22, 2006 we entered into an agreement with our President, Mr. Terry Hahn, whereby we acquired the rights to a Patent Pending on a bicycle drive shaft. “Patent Pending” is the term used to describe an alleged invention that is subject to a patent application. This term may be used to draw competitor’s attention to the fact that they may be infringing a patent if the product is copied after the patent is granted. Our product provides for an efficient and effective means to vary the gear ratio of power delivery from a pedal crankshaft to a drive wheel.  It provides a method of engaging and disengaging a pinion gear at each end of the drive shaft onto and off of concentric rings of bevel gears at the pedal crankshaft and/or at the driven wheel hub.  The method employed is to lift the drive shaft gear off of one ring of gears, move it over, and to set it down onto another ring of gears.  Once the gearing is engaged, the only components of the transmission that move are the pedal gear, the drive shaft, and the drive gear.  The drive shaft is held in a straight line between the two end gears by the transmission.  Shifting is precise and easy because the drive shaft is lifted out of engagement, and set back down into engagement.  In addition, this design holds the gears in solid engagement before and after the gear shifting action.

Industry

Worldwide bicycle production for the years 2000 to 2006 averaged 97 million units per year.  The three largest manufacturers during this period were China, producing approximately 52 million units per year, India, producing approximately 11 million units per year, and Taiwan producing approximately 8 million units per year.  In comparison, during this period the United States manufactured approximately 1 million units per year.  The United States bicycle industry, including the retail value of domestic and imported bicycles, related parts, and accessories through all channels of distribution, was estimated to be worth $5.8 billion in 2006.  The total numbers of bicycles sold in the United States during 2006 were 2.6 million units.  The United States bicycle market is dominated by imported bicycles.  In 2006, it is estimated that 99.3% of the bicycles sold in the United States were imported.  China and Taiwan accounted for 99.55% of the total annual bicycle imports.

Distribution Channels

Bicycle, related parts and accessories sales are generally accomplished through four primary and distinct channels of distribution - the specialty bicycle retailer, the mass merchant, chain sporting goods stores, and “other,” which is comprised of a mixture of retailers, including multi-sport stores, outdoor retailers and mail order.

The specialty bicycle retailers feature higher quality merchandise, and also rely on adding value through added customer services such as bike fitting, expert assembly and repair.  In the United States approximately 17% of bicycle units were sold through the specialty retailers in 2006 but this represented 49% of the dollars denominated share.  The average specialty bicycle retailer in the United States revenue is 47% bicycles, 35% related parts and accessories, 11% bicycle repair and 7% other products and services.

The mass merchant sells mostly price-oriented products.  In the United States, approximately 75% of bicycle units were sold through the mass merchant in 2006, but this represented 37% of the dollars denominated share.  Most of these bicycles are imported, primarily from China.

In the United States, chain sporting goods stores sold approximately 5% of the bicycles in 2006, and 7.7% of the dollars denominated share.  These are merchants that fall somewhere between mass merchant and specialty bicycle dealers on the spectrum.

In the United States the “other” category sold 3% of the units, representing 6.6% of the dollars denominated share.

Specialty bicycle retailer commanded the vast majority of parts and accessories sales, and virtually 100% of the service market.

There is little brand crossover between these channels, i.e., it is uncommon to find brands from one channel being sold in stores from the other in any great numbers.

Sales and Marketing Strategy

We intend to rely on sales representatives to market our product.  Initially, this marketing will be conducted by our director, Mr. Terry Hahn.  Eventually, we will sell our products using a combination of sales representatives and distributors.  This will provide a broad distribution network that will allows us to efficiently distribute our product across a number of distribution channels to reach a greater number of retailers and manufacturers.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Competition

The bicycle parts and accessories industry is extremely competitive. Most of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do and could use their greater resources to gain a greater market share at our expense.  Moreover, our competitors may be able to compete more aggressively than we could and sustain that competition over a longer period of time. Our lack of resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

Employees

We have no employees as of the date of this prospectus other than our President, Mr. Terry Hahn.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any trademarks or patent. We own the rights to a patent pending in the United States on a bicycle drive shaft under the patent application number 11/706,306.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	our possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Our plan of operation for the 12 months following the date of this prospectus is to enter into negotiations with bicycle manufacturers to license our product and to identify a third party manufacturer to commence production and marketing of our product.

Over the next 12 months, we anticipate spending approximately $30,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations and $50,000 on marketing expenses.  Total expenditures over the next 12 months are expected to be approximately $80,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next 12-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our President, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next 12 months.  We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

The independent registered accountants report to our audited financial statements for the period ended August 31, 2007 included in this prospectus indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report include that we currently have no source of revenue and are in need of obtaining adequate financing.  For these and other related reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern, please see “Risk Factors.”

Results of Operations

For Period Ended May 31, 2007

We did not earn any revenues during the period from our inception on June 22, 2006 to May 31, 2007.  We do not anticipate earning revenues until such time as we enter into agreements with bicycle manufacturers to license our product or identify a third party manufacturer to commence production and marketing of our product.

We incurred operating expenses in the amount of $11,975 for the period from our inception on June 22, 2006 to May 31, 2007.  These operating expenses were comprised of management fees $5,500, rent $5,500 and office and miscellaneous expenses of $975.

As at May 31, 2007, we had cash of $28,602 and working capital of $28,025.  We are in need of additional funding in the near future to implement our business plan.

Our anticipated expenses during the first 12 months of operations are expected principally to consist of the costs to maintain our servers, general office expenses and salary.  A summary of principal expenses is found below:

First 12 months
Marketing and travel	$50,000
Office and miscellaneous	10,000
Professional fees	20,000
$80,000

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below.

We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity or whether we will even seek to utilize our securities as consideration for indebtedness.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

For Quarter Ended August 31, 2007

We did not earn any revenues during the quarter ended August 31, 2007.  We incurred operating expenses in the amount of $3,106 for the quarter ended August 31, 2007.  These operating expenses were comprised of management fees $1,500, rent $1,500 and office and miscellaneous expenses of $106.

Liquidity and Capital Resources

We will pay all costs relating to this offering estimated at approximately $12,008.90.  This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due, either from revenues, the sale of our common stock or loans from our President.  At present we do not have any arrangements in place for any future equity financing.  Our President is prepared to provide us with short-term loans, although no such arrangement has been made at this time.

We do not have any credit facilities or other commitments for debt or equity financing.  No assurances can be given that credit facilities when needed will be available.  We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business plan and our only employee has agreed to work without compensation until we have achieved a meaningful level of revenue.  Private capital, if sought, will be sought from private and institutional investors.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.  If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services.  Once we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements.  We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  These obligations will reduce our ability and resources to fund other aspects of our business.  We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate certain persons and/or firms providing services to us or with whom we do business, although there can be no assurances that we will be successful in any of those efforts.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Goodwill and Other Intangible Assets

The Company has adopted the provisions of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”  Goodwill and other intangible assets with indefinite lives are no longer amortized under SFAS 142, but instead are tested for impairment at least annually.  In addition, intangible assets with a definite life are amortized over that expected life and tested for impairment at least annually or whenever events or circumstances indicate a revision to the remaining period of amortization is warranted.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation,” foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Seasonality

We do not expect seasonality to have a major impact on our business.

DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property.  Our office is located at 21-10405 Jasper Avenue Edmonton, Alberta, T5J 3S2, Canada.  Our office is located at the home of our President, Mr. Terry Hahn.  It contains office furniture and equipment sufficient to administer our current business.  Our President, Mr. Terry Hahn, donates this office space to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

On June 22, 2006 we acquired the rights to the Patent Pending on a bicycle drive shaft from our President Mr. Terry Hahn for $5,000.  We issued Mr. Terry Hahn 5,000,000 of our common shares at par value ($0.001) as payment for the Patent Pending.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Penny Stock Considerations

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and offer quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.  Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 stockholders of record.

Rule 144 Shares

A total of 5,000,000 shares of our common stock will become available for resale to the public after the earlier of (i) June 22, 2008, subject to the volume and trading limitations of Rule 144, as promulgated under the Securities Act of 1933; or (ii) 90 days after the date on which we become an Exchange Act reporting company.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal 79,000, shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), as currently in effect, a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Pursuant to the Securities and Exchange Commission's revisions to Rule 144, which take effect on February 15, 2008, these holding periods will be shortened to six months for Rule 144, and one year for Rule 144 (k) for issuers with securities subject to the reporting requirements of section 13 or 15 (d) of the Exchange Act for at least 90 days.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares described above.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Mr. Terry Hahn has received no compensation for services rendered to us to date.  We have not granted any stock options to Mr. Hahn to date.  There are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Hahn.  In addition, we have not entered into any employment or consulting agreements with Mr. Hahn.  We have not compensated and have no arrangements to compensate Mr. Hahn for services rendered to the Company.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

FINANCIAL STATEMENTS

Index

Report of Independen Registered Public Accounting Firm	F–1
Balance Sheets	F–2
Statements of Operations	F–3
Statements of Stockholder's Equity	F–4
Statements of Cash Flows	F–5
Notes to Consolidated Financial Statements	F–6

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Xtreme Link, Inc.
(A Development Stage Company)
Vancouver, Canada

We have audited the accompanying balance sheet of Xtreme Link, Inc. as of May 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the period from June 22, 2006 (Inception) to May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtreme Link, Inc. as of May 31, 2007, and the results of its operations and its cash flows for the period from June 22, 2006 (Inception) to May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
November 6, 2007

XTREME LINK, INC.
(A Development Stage Company)

BALANCE SHEETS

	August 31, 2007 - $ -	May 31, 2007 - $ -
	(Unaudited)
ASSETS
Current assets
Cash	28,496	28,602
Total current assets	28,496	28,602
Pending patent	5,000	5,000
Total assets	33,496	33,602

LIABILITIES

Current liabilities
Due to related party	577	577
Total current liabilities	577	577
Total liabilities	577	577
STOCKHOLDERS’ EQUITY
Common stock
Authorized:
75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,900,000 common shares	7,900	7,900
Additional paid in capital	40,100	37,100
Deficit accumulated during the development stage	(15,081)	(11,975)
Total stockholders’ equity	32,919	33,025
Total liabilities and stockholders’ equity	33,496	33,602

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three months ended August 31, 2007 - $ -	Period from June 22, 2006 (Inception) to May 31, 2007 - $ -	Period from June 22, 2006 (Inception) to August 31, 2007 - $ -
	(Unaudited)		(Unaudited)
Management fees	1,500	5,500	7,000
Rent	1,500	5,500	7,000
Office and miscellaneous	106	975	1,081
Net loss	(3,106)	(11,975)	(15,081)
Basic and diluted net loss per share	(0.00)	(0.00)
Weighted average number of shares outstanding	7,900,000	6,996,501

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 22, 2006 (INCEPTION) TO AUGUST 31, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total
	Number	-$ -	-$ -	-$ -	-$-
Balance, June 22, 2006 (Inception)	-	-	-	-	-
Common shares issued for patent	5,000,000	5,000	-	-	5,000
Common shares issued for cash	2,900,000	2,900	26,100	-	29,000
Donated services	-	-	11,000	-	11,000
Net loss	-	-	-	(11,975)	(11,975)
Balance, May 31, 2007 (Audited)	7,900,000	7,900	37,100	(11,975)	33,025
Donated services			3,000		3,000
Net loss				(3,106)	(3,106)
Balance, August 31, 2007 (Unaudited)	7,900,000	7,900	40,100	(15,081)	32,919

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Three months ended August 31, 2007 - $ -	Period from June 22, 2006 (Inception) to May 31, 2007 - $ -	Period from June 22, 2006 (Inception) to August 31, 2007 - $ -
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(3,106)	(11,975)	(15,081)
Adjustments to reconcile net loss to net cash used in operating activities:
Services provided by Company president	3,000	11,000	14,000
Changes in:
Due to related party	-	577	577

NET CASH USED IN OPERATING ACTIVITIES	(106)	(398)	(504)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	29,000	29,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	29,000	29,000
NET INCREASE (DECREASE) IN CASH	(106)	28,602	28,496

CASH, BEGINNING OF PERIOD	28,602	-	-
CASH, END OF PERIOD	28,496	28,602	28,496

Supplemental cash flow information:
Interest paid	-	-	-
Income taxes paid	-	-	-

Non-cash transactions: Stock issued for acquisition of patent	-	5,000	5,000

The accompanying notes are an integral part of these financial statements

XTREME LINK INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada on June 22, 2006 and is in the development stage as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”.

The Company’s business is to commercialize its patent on a bicycle drive shaft which could replace the bicycle chain.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars. The Company’s year end is May 31.

These financial statements have been prepared on a going concern basis which assumes the Company will not be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

XTREME LINK INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instrument

The carrying value of cash approximates its fair value because of the short maturity of this instrument. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

        Impairment of Long-lived Assets

The Company records the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used over the long term are measured by a comparison of the carrying value of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the amount of the impairment is measured by the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill and Other Intangible Assets

The Company has adopted the provisions of the Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. Goodwill and other intangible assets with indefinite lives are no longer amortized under SFAS 142, but instead are tested for impairment at least annually. In addition, intangible assets with a definite life are amortized over that expected life and tested for impairment at least annually or whenever events or circumstances indicate a revision to the remaining period of amortization is warranted.  As of May 31, 2007 and August 31, 2007 the pending patent has an indefinite useful life.  No impairment expense has been recognized associated with the pending patent.

XTREME LINK INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

3.	COMMON SHARES

a)	During June 2006, the Company issued 5,000,000 common shares of the Company at $0.001 per share to the Company’s president for acquisition of a pending patent.

b)	During the year ended May 31, 2007, the Company issued 2,900,000 common shares of the Company at $0.01 per share for cash proceeds of $29,000.

4.	RELATED PARTY TRANSACTIONS

a)	During June 2006, the Company issued 5,000,000 common shares of the Company at $0.001 per share to the Company’s president for acquisition of a patent.

b)
The President of the Company provides management services and office premises to the Company at no charge. The donated services are valued at $500 per month and donated office premises are valued at $500 per month. A total of $5,500 for donated services and $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended May 31, 2007.  For the three months ended August 31, 2007 a total of $1,500 for donated services and $1,500 for donated rent were charged to operations and recorded as additional paid in capital.

c)	As at August 31, 2007 an amount of $577 (May 31, 2007 - $577) is due to a director of the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5.	INCOME TAXES

Deferred income taxes reflect the net effect of:

(a) temporary difference between carrying  amounts of assets and liabilities  for  financial  purposes  and  the  amounts  used  for income taxes reporting  purposes,  and
(b) net operating loss carryforwards.

No net provision for refundable U.S.  Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no  deferred  tax  asset attributable to the net operating loss carryforward has been  recognized,  as  it  is  not  deemed  likely  to  be  realized.

The effective tax rate of the Company is reconciled to statutory tax rates as follows:

May 31, 2007
U.S federal statutory tax rate	34%
U.S. valuation allowance	(34%)
Effective tax rate	-

Deferred tax assets consist of the following:

May 31, 2007
Net Operating Loss Carryforward	$4,000
Valuation Allowance	(4,000)
Effective tax rate	$-

XTREME LINK INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

5.	INCOME TAXES (continued)

The valuation allowance increased by approximately $4,000 during the year ended May 31, 2007.  The Company has non-capital losses carried forward of approximately $12,000 which expire beginning in 2027. They may be utilized to offset future taxable income. Future tax benefits, which may arise as a result of these losses and resource expenditures, have not been recognized in these financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Until April 13, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to the deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

XTREME  LINK, INC.
________________________

2,900,000 SHARES
________________________

PROSPECTUS

January 14, 2008